Exhibit 10.1

July 25, 2012

Mr. Roger Fradin

26 Crane Lane

Lloyd Harbor, New York 11743

Dear Roger:

This letter constitutes an amendment to the October 6, 2010 letter agreement between you and Honeywell International Inc. (the “Letter Agreement”). You understand that the grant of 18,000 restricted units that was approved on July 25, 2012 will be granted to you only if you agree that such grant is excluded from the extraordinary equity vesting and special condition provisions described in the Letter Agreement. All other terms and conditions of the grant will be reflected in the Award Agreement. Other than with respect to this particular grant, this amendment does not modify any other provisions of the Letter Agreement, which will otherwise remain in full effect.

Your signature below signifies your agreement to this amendment.

Very truly yours,

/s/ David M. Cote

David M. Cote

Chief Executive Officer and Chairman of the Board

Honeywell International Inc.

Read and Accepted

/s/ Roger Fradin

Roger Fradin

Date: July 26, 2012